                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  February 17, 1998


                              WEEKS REALTY, L.P.
            (Exact name of registrant as specified in its charter)


    Georgia                    000-22933                     58-2121388
    -------                    ---------                     ----------
  (State of                 (Commission File       (IRS Employer Identification
Incorporation)                   Number)                           No.)


                   4497 Park Drive, Norcross, Georgia 30093
                   ----------------------------------------
         (Address of principal executive offices, including zip code)


                                (770) 923-4076
                                --------------
             (Registrant's telephone number, including area code)
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Item 5.  Other Events

In accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired under Rule 3-14 of Regulation S-X, the following audited and unaudited statements of revenues and certain expenses and pro forma financial information relating to Weeks Realty, L.P.'s (the "Operating Partnership") acquisition of certain real estate properties of NWI Warehouse Group, L.P. ("NWI") and Lichtin Properties, Inc. and its affiliated entities ("Lichtin") are attached as exhibits to this Current Report.

During the period from January 1, 1997 through December 31, 1997, the Operating Partnership, a 76% majority owned subsidiary of Weeks Corporation (the "Company"), acquired 19 industrial and suburban office properties located in Nashville, Tennessee and the Research Triangle area of North Carolina from NWI and Lichtin, respectively, for aggregate acquisition consideration of approximately $92.7 million, including closing costs and acquisition expenses.

The acquisition prices were determined through arm's length negotiations between the Operating Partnership and NWI and Lichtin after an evaluation of the properties' physical condition, lease characteristics, operating expense rates and future capital improvement needs. The aggregate acquisition consideration consisted of assumed mortgage indebtedness of approximately $24.0 million, the assumption and repayment of other indebtedness and the payment of cash through borrowings under the Operating Partnership's revolving credit facility with Wachovia Bank totaling approximately $37.6 million, and units of limited partnership interest in the Operating Partnership valued at $31.1 million. The NWI real estate properties were acquired pursuant to the Contribution Agreement for Development Properties between the Operating Partnership and NWI dated November 1, 1996, and the Lichtin real estate properties were acquired pursuant to the Contribution Agreement for Completed Properties -- Lichtin Portfolio, the Contribution Agreement for Northern Telecom Properties and the Contribution Agreement for Development Properties and Regency Forest Land between the Operating Partnership and Lichtin, all dated December 31, 1996.

On November 30, 1996 and December 31, 1996, respectively, the Operating Partnership acquired the business operations of NWI and Lichtin and a significant portion of their industrial and suburban office portfolios. In conjunction with the initial closing transactions, the Operating Partnerhip agreed, subject to completion of certain properties under development and the updating of its due diligence procedures, to acquire these additional industrial and suburban office properties from NWI and Lichtin pursuant to the terms of the acquisition agreements referred to above.

The 19 properties total approximately 1,549,000 square feet of leasable space with 15 of the properties located in the Research Triangle area of North Carolina and four of the properties located in Nashville, Tennessee. Six of the properties are multi-tenant business distribution buildings, nine of the properties are business service buildings (five plus a portion of a sixth building are leased to Northern Telecom, Ltd.), two of the properties are multi-tenant suburban office buildings and two of the properties are multi-tenant bulk warehouse buildings. The properties were constructed between 1982 and 1997. The properties are leased to a number of tenants and were on average 96% occupied at December 31, 1997. The Operating Partnership expects to continue to operate the properties as business distribution, business service, bulk warehouse and suburban office buildings, as applicable, held for lease to tenants.


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

Item 7.  Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquired

          The financial statements required by Item 7(a)(3) relating to the acquisition of 15 industrial and suburban office properties in the Research Triangle area of North Carolina from Lichtin (the "Lichtin 1997 Acquisition Properties") and the acquisition of four industrial properties in Nashville, Tennessee from NWI (the "NWI 1997 Acquisition Properties") described in Item 5 are attached hereto as Exhibits A and B and incorporated herein by this reference.

     (b)  Pro Forma Financial Information

          The unaudited pro forma financial information required by Item 7(b) relating to the NWI and Lichtin 1997 Acquisition Properties described in Item 5 is attached hereto as Exhibit C and incorporated herein by this reference.

     (c)  Exhibits


             Exhibit
               No.            Description
          ----------------------------------------------------------------------

                A Financial statements of the Lichtin 1997 Acquisition Properties required by Item 7(a)(3).

                B             Financial statements of the NWI 1997
                              Acquisition Properties required by Item 7(a)(3).

                C             Pro forma financial information required by
                              Item 7(b).

             23.1             Consent of Independent Public Accountants.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            WEEKS REALTY, L.P.
                                            Registrant

                                            By:    Weeks GP Holdings, Inc.,
                                                   its sole general partner


Date:  February 17, 1998                     /s/ David P. Stockert
                                            ---------------------------------
                                             David P. Stockert
                                             Senior Vice President and
                                             Chief Financial Officer




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

                               Index to Exhibits


Exhibit       Description                                                  Page
-------       -----------                                                  ----

  A           Financial statements of the Lichtin 1997 Acquisition
              Properties required by Item 7(a)(3)                            6

  B           Financial statements of the NWI 1997 Acquisition Properties
              required by Item 7(a)(3)                                      12

  C           Pro forma financial information required by Item 7(b)         17


23.1          Consent of Independent Public Accountants                     25


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